News Release CONTACTS: Patty Frank, Investors, (513) 763-1992 Lori Dorer, Media, (513) 345-1685	For Release May 2, 2007 6 a.m. Eastern Time
Kendle Reports Record Net Service Revenues and Business Authorizations
for First Quarter 2007
•	Record net service revenues of $95.4 million represent 60% increase over first quarter 2006

•	First quarter operating margin of 13.1% (GAAP) and 14.2% (proforma)

•	First quarter EPS of $0.28 (GAAP) and $0.33 (proforma)

•	Total business authorizations at $700 million, an all-time Company high
CINCINNATI, May 2, 2007 — Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported financial results for first quarter 2007.
Net service revenues for first quarter 2007 were $95.4 million, an increase of 60 percent over net service revenues of $59.8 million for first quarter 2006. Net income per diluted share of $0.28 for first quarter 2007 includes a charge for amortization of acquired intangibles related to the August acquisition of the Phase II-IV clinical services business of Charles River Laboratories International, Inc. Excluding this amount, which is detailed in the Condensed Consolidated Statements of Income, earnings per share (EPS) for first quarter 2007 was $0.33 per diluted share. Interest expense in the first quarter was approximately $4.3 million (or about $0.19 per share), primarily related to debt incurred to finance the Charles River Clinical Services acquisition, compared to interest expense of $63,000 in first quarter 2006. EPS for first quarter 2006 was $0.33 per diluted share.
Income from operations for first quarter 2007 was approximately $12.5 million. Excluding the amortization charge referenced above, proforma income from operations was approximately $13.5 million, or 14.2 percent of net service revenues, compared to income from operations of approximately $7.3 million in first quarter 2006. Net income for the quarter was approximately $4.2 million compared to net income of $4.9 million in first quarter 2006. Net service revenues by geographic region for the fourth quarter were 50 percent in North America, 43 percent in Europe, 4 percent in Latin America and 3 percent in the Asia/Pacific region. The top five customers based on net service revenues accounted for 26 percent of net service revenues for first quarter 2007 compared to 31 percent of net service revenues for first quarter 2006.
New business awards were $150 million for first quarter 2007, which represents a 65 percent increase over the same quarter last year. Contract cancellations for the quarter were approximately $14 million. Total business authorizations, which consist of signed backlog and verbally-awarded business, totaled $700 million at March 31, 2007, up 105 percent from first quarter last year and 6 percent from year-end 2006.
“During the quarter we saw strong sales, record revenues and solid improvement in operating margin,” said Candace Kendle, PharmD, Chairman and Chief Executive Officer. “As we move forward we will continue to focus on our global growth strategy and to drive efficiencies in our business that will deliver improved value for our customers and shareholders.”

Reimbursable out-of-pocket revenues and expenses were $37.1 million for first quarter 2007 compared to $17.4 million in the same quarter a year ago.
Cash flow from operations for the quarter was a positive $14.4 million. Cash and marketable securities totaled $35.3 million, including $1.2 million of restricted cash. Days sales outstanding in accounts receivable were 41 and capital expenditures for first quarter 2007 totaled $3.1 million.
Kendle will host its First Quarter conference call May 2, 2007, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at www.kendle.com. A replay of the Webcast will be available at www.kendle.com shortly after the call for on-demand replay through 5 p.m. Eastern Time on June 1, 2007.
About Kendle
Kendle International Inc. (Nasdaq: KNDL) is among the world’s leading global clinical research organizations and is the fourth-largest provider of Phase II-IV clinical development services worldwide. We deliver innovative and robust clinical development solutions — from first-in-human studies through market launch and surveillance — to help the world’s biopharmaceutical companies maximize product life cycles and grow market share.
Our global clinical development business is focused on five regions — North America, Europe, Asia/Pacific, Latin America and Africa — to meet customer needs. With the expertise of our more than 3,000 associates worldwide, Kendle has conducted clinical trials and provided regulatory and pharmacovigilance services in more than 80 countries. The company was named “Best Contract Research Organization” in November 2006 by an independent panel for Scrip World Pharmaceutical News.
Additional information and investor kits are available upon request from Kendle, 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company’s Web site at www.kendle.com.
Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company’s business, are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the Company’s ability to manage growth and to continue to attract and retain qualified personnel, the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses, the Company’s ability to penetrate new markets, the fixed price nature of contracts and cost overruns, the loss, cancellation or delay of contracts or amendments thereto, the ability to maintain existing customer relationships or enter into new ones, the Company’s sales cycle, the effects of exchange rate fluctuations, risks related to non-US operations and other factors described in the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net service revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of May 2, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Kendle International Inc.
Condensed Consolidated Statement of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net service revenues	$95,439	$59,753
Reimbursable out-of-pocket revenues	37,114	17,442

Total revenues	132,553	77,195

Costs and expenses:
Direct costs	49,399	30,824
Reimbursable out-of-pocket costs	37,114	17,442
Selling, general and administrative expenses	29,993	19,885
Depreciation and amortization	3,558	1,766

Total costs and expenses	120,064	69,917

Income from operations	12,489	7,278

Other income (expense):
Interest expense	(4,344)	(63)
Interest income	310	551
Other	(1,888)	(228)

Income before income taxes	6,567	7,538

Income taxes	2,364	2,639

Net income	$4,203	$4,899

Income per share data:
Basic:

Net income per share	$0.29	$0.35

Weighted average shares outstanding	14,438	14,171

Diluted:

Net income per share	$0.28	$0.33

Weighted average shares outstanding	14,842	14,657

Reconciliation of pro forma income from operations:

Income from operations	12,489	7,278
Amortization of acquired intangibles	1,043	—

Adjusted income from operations (1)	13,532	7,278

Reconciliation of pro forma net income:

Net income	4,203	4,899
Amortization of acquired intangibles	662	—

Adjusted net income (1)	4,865	4,899

Pro forma net income per share (1)
Basic	$0.34	$0.35
Diluted	$0.33	$0.33
(1)  Each of the “pro forma income from operations,” “pro forma net income,” and “pro forma net income per share” (i) are measures of performance that are not required by, or presented in accordance with, GAAP; (ii) should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP; and (iii) should not be considered in isolation or as a substitute for analysis of GAAP results.

Kendle International Inc.
Selected Balance Sheet Information
(In thousands)
(Unaudited)

	March 31, 2007	December 31, 2006

Cash, cash equivalents and marketable securities (including restricted cash)	$35,309	$22,312

Net Receivables	60,711	60,253

Bank borrowings	199,000	199,500